UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   August 8, 2007

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 8, 2007, Smurfit-Stone Container Corporation (the “Company”) announced that Smurfit-Stone Container Enterprises, Inc. (the “Seller”), a Delaware corporation and wholly owned subsidiary of the Company, and Georgia-Pacific Brewton LLC, a Delaware limited liability company (the “Buyer”) and Georgia-Pacific LLC, a Delaware limited liability company (“GP”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) dated as of August 8, 2007, pursuant to which the Seller agreed to sell to the Buyer its mill located in Brewton, Alabama that manufactures and sells white-top linerboard and solid bleached sulfate (the “Business”), and the assets and properties primarily relating to the Business (the “Purchased Assets”).  A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and a copy of the Company’s press release announcing the transaction is attached hereto as Exhibit 99.1.

Pursuant to the Purchase Agreement, the Buyer agreed to pay to the Seller $355 million in cash, subject to certain closing and post-closing adjustments as provided in the Purchase Agreement (the “Purchase Price”), and to assume certain liabilities relating to the Business and the Purchased Assets.  The Purchase Agreement contains customary representations and warranties and a non-competition provision that generally prohibits the Seller from engaging in the manufacture or sale of solid bleached sulfate products for a period of three years following the closing.  Subject to certain exceptions, the Seller’s indemnification obligations to the Buyer and GP for breach of representations and warranties under the Purchase Agreement are limited to 30% of the Purchase Price.

The Seller has agreed to certain pre-closing covenants in the Purchase Agreement, including a covenant to conduct business in the ordinary course and to continue to make capital expenditures pursuant to certain environmental compliance projects (the “Projects”).  Following the closing, the Buyer is obligated to complete the Projects and is entitled to reimbursement from Seller, subject to certain adjustments, for costs incurred by the Buyer through December 31, 2007, in connection with such Projects.  Closing of the transaction is subject to customary closing conditions, including (i) no material adverse effect on the Business or the Purchased Assets, (ii) receipt of certain third party consents, (iii) releases of certain third party liens, and (iv) expiration of the waiting period required pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The transaction is expected to close on the first to occur of September 28, 2007, or the fifth business day following the date upon which all of the closing conditions are satisfied or waived, or on such other date as is agreed upon by the parties.

Item 9.01.              Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement dated August 8, 2007, by and among Smurfit-Stone Container Enterprises, Inc., Georgia-Pacific Brewton, LLC and Georgia-Pacific LLC

99.1	Press Release dated as of August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 10, 2007

SMURFIT-STONE CONTAINER CORPORATION

By:	/s/ Craig A. Hunt
Name:	Craig A. Hunt
Title:	Senior Vice President, Secretary, and General Counsel